                                                               Exhibit (e)(3)(A)

                                [ING LETTERHEAD]

April 28, 2006


Ms. Alyce Shaw
Directed Services, Inc.
1475 Dunwoody Drive
West Chester, PA 19380

Dear Ms. Shaw:

     Pursuant to the Distribution Agreement dated April 29, 2005, between ING Investors Trust (the "Trust") and Directed Services, Inc. (the "Agreement"), we hereby notify you of our intention to retain you as Distributor to render such services to ING Disciplined Small Cap Value Portfolio, ING FMR(SM) Small Cap Equity Portfolio, ING EquitiesPlus Portfolio and ING Franklin Income Portfolio, four new series of the Trust (the "New Series"), effective April 28, 2006, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned New Series to AMENDED SCHEDULE A of the Agreement.

     Please signify your acceptance to act as Distributor under the Agreement with respect to the New Series, by signing below.

                                       Very sincerely,


                                       /s/ Robert S. Naka
                                       Robert S. Naka
                                       Executive Vice President
                                       ING Investors Trust

ACCEPTED AND AGREED TO:
Directed Services, Inc.



By:      /s/ Alyce Shaw
         -------------------
Name:    Alyce Shaw
         -------------------
Title:   VP, Duly Authorized
         -------------------

                               AMENDED SCHEDULE A

                                 WITH RESPECT TO

                               ING INVESTORS TRUST

                             DISTRIBUTION AGREEMENT


Distribution fees in the amount of 0.25% for Service 2 Class shares and 0.50% for Adviser Class shares based on average net assets may be paid to Directed Services, Inc. for shares of the following Series of the ING Investors Trust:

SERIES                                                                                           CLASSES
------                                                                                           -------
ING Disciplined Small Cap Value Portfolio                                                   Service 2, Adviser
ING EquitiesPlus Portfolio                                                                  Service 2, Adviser
ING FMRSM Earnings Growth Portfolio                                                         Service 2, Adviser
ING FMRSM Small Cap Equity Portfolio                                                        Service 2, Adviser
ING Franklin Income Portfolio                                                               Service 2, Adviser
ING Global Real Estate Portfolio                                                            Service 2, Adviser
ING JPMorgan Value Opportunities Portfolio                                                  Service 2, Adviser
ING MarketPro Portfolio                                                                     Service 2, Adviser
ING MarketStyle Growth Portfolio                                                            Service 2, Adviser
ING MarketStyle Moderate Growth Portfolio                                                   Service 2, Adviser
ING MarketStyle Moderate Portfolio                                                          Service 2, Adviser
ING Marsico International Opportunities Portfolio                                           Service 2, Adviser
ING MFS Utilities Portfolio                                                                 Service 2, Adviser
ING VP Index Plus International Equity Portfolio                                            Service 2, Adviser
ING Wells Fargo Small Cap Disciplined Portfolio                                             Service 2, Adviser